EXHIBIT 10.10

CERTIFICATE OF AMENDMENT TO

INSIGNIA SYSTEMS, INC.
EMPLOYEE STOCK PURCHASE PLAN

        Pursuant to an Amendment to the Employee Stock Purchase Plan, adopted by the Board of Directors on February 24, 2003, the first sentence of Section 4(a) of the Employee Stock Purchase Plan is hereby amended as follows:

“The Plan will commence on January 1, 1993, and will continue until terminated by the Board pursuant to Section 15, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion.”